UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

SENSUS HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37714	27-1647271
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Broken Sound Pkwy., NW # 215, Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 922-5808

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SENSUS HEALTHCARE, INC.

FORM 8-K

CURRENT REPORT

Item 1.01 Entry Into Material Definitive Agreement.

On September 13, 2018, Sensus Healthcare, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley FBR, Inc., as representative for the several underwriters named therein (the “Underwriters”), in connection with a registered firm commitment underwritten public offering (the “Offering”) of 2,205,882 shares of the Company’s common stock (“Common Stock”). Subject to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed, severally and not jointly, to purchase from the Company, an aggregate of 2,205,882 shares of Common Stock, with an offering price to the public of $6.80 per share. The Company also granted the Underwriters a 30-day option to purchase up to 330,882 additional shares of common stock. The net proceeds to the Company from the Offering, excluding any exercise by the Underwriters of their 30-day option to purchase additional shares, are expected to be approximately $13.9 million, after deducting underwriting discounts and commissions and expenses payable by the Company. The closing of the sale of the shares is expected to occur on or about September 17, 2018, subject to customary closing conditions. All of the shares in the Offering are being sold by the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Pursuant to the terms of the Underwriting Agreement and related lock-up agreements, the Company and all of its directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 60 days after September 17, 2018 (other than Joseph C. Sardano, the Company’s Chief Executive Officer, who is subject to a 120-day lock-up period) without first obtaining the written consent of the Underwriters’ representative, subject to certain exceptions, extensions and terms as set forth in the Underwriting Agreement.

The shares of Common Stock were issued pursuant to a shelf registration statement on Form S-3 (Registration Statement No. 333-221371) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2017 and declared effective by the SEC on December 7, 2017, including the preliminary prospectus supplement dated September 12, 2018 and a prospectus supplement dated September 13, 2018, to the prospectus dated December 7, 2017.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Gunster, Yoakley & Stewart, P.A. relating to the validity of the shares of Common Stock sold in the Offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated September 13, 2018, by and between the Company and B. Riley FBR, Inc., as representative for the several underwriters named therein.
5.1	Opinion of Gunster, Yoakley & Stewart, P.A.
23.1	Consent of Gunster, Yoakley & Stewart, P.A. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS HEALTHCARE, INC.

Date: September 17, 2018	By:	/s/ Arthur Levine
Arthur Levine
Chief Financial Officer